Infinite Conferencing, LLC

Report on Financial Statements
(With Supplementary Information)

Three Months Ended March 31, 2007 and 2006

INFINITE CONFERENCING, LLC

Index

Page

Accountants’ Report	2

Balance Sheets
March 31, 2007 and 2006	3

Statements of Income and Members’ Equity
Three Months Ended March 31, 2007 and 2006	4

Statements of Cash Flows
Three Months Ended March 31, 2007 and 2006	5

Notes to Financial Statements	6-9

Accountants’ Report on Supplementary Information	10

Selling and General and Administrative Expenses
Three Months Ended March 31, 2007 and 2006	11

Accountants’ Report

To the Members
Infinite Conferencing, LLC

We have reviewed the accompanying balance sheets of Infinite Conferencing, LLC as of March 31, 2007 and 2006, and the related statements of income and members’ equity and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Infinite Conferencing, LLC.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Murphy, Miller & Baglieri, LLP

Glen Rock, New Jersey
July 10, 2007

INFINITE CONFERENCING, LLC

BALANCE SHEETS
MARCH 31, 2007 AND 2006

ASSETS
	2007	2006
Current assets:
Cash and cash equivalents	$432,682	$380,579
Accounts receivable, net	322,495	250,296
Unbilled receivables	618,736	501,264
Other current assets	38,235	27,295
Total current assets	1,412,148	1,159,434

Property and equipment, net	374,735	478,889

Other assets	3,896	100

Totals	$1,790,779	$1,638,423

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$229,455	$277,955
Other current liabilities	14,021	-
Total current liabilities	243,476	277,955

Commitments

Members’ equity	1,547,303	1,360,468

Totals	$1,790,779	$1,638,423

See Accountants’ Report and Notes to Financial Statements.

INFINITE CONFERENCING, LLC

STATEMENTS OF INCOME AND MEMBERS’ EQUITY
THREE MONTHS ENDED MARCH 31, 2007 AND 2006

	2007	2006

Net revenue	$1,832,043	$1,412,045

Cost of revenue:
Bridge maintenance	9,744	11,442
Outsourced services	54,040	29,871
Facilities	254,918	177,072
Total cost of revenue	318,702	218,385

Gross profit	1,513,341	1,193,660

Operating expenses:
Selling expenses	87,804	76,172
Guaranteed payments to partners	455,000	313,317
General and administrative expenses	596,229	460,429
Total operating expenses	1,139,033	849,918

Net income	374,308	343,742

Members’ equity, beginning of period	1,167,995	1,035,130

Capital contributions	5,000	5,000

Distributions	-	(23,404)

Members’ equity, end of period	$1,547,303	$1,360,468

See Accountants’ Report and Notes to Financial Statements.

INFINITE CONFERENCING, LLC

STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2007 AND 2006

	2007	2006
Operating activities:
Net income	$374,308	$343,742
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	32,815	32,078
Bad debt expense	475	586
Non-cash compensation	5,000	5,000
Changes in operating assets and liabilities:
Accounts receivable	125,705	(32,880)
Unbilled receivables	(195,832)	(140,331)
Other current assets	9,976	2,911
Accounts payable and accrued expenses	54,231	24,155
Other current liabilities	(15,715)	(925)
Net cash provided by operating activities	390,963	234,336

Investing activities - purchases of property and equipment	(2,139)	(12,749)

Financing activities - distributions	-	(23,404)

Net increase in cash	388,824	198,183

Cash and cash equivalents, beginning of period	43,858	182,396

Cash and cash equivalents, end of period	$432,682	$380,579

Supplemental disclosure of non-cash activity:

During the three months ended March 31, 2007 and 2006, certain key employees received $5,000 as non-cash compensation related to various shareholder agreements. These are recorded as capital contributions each period as the vesting occurred.

See Accountants’ Report and Notes to Financial Statements.

INFINITE CONFERENCING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of operations:

Infinite Conferencing, LLC (the "Company") is engaged in the business of providing telephone and web conferencing, webinar and webcast services. The Company provides its services nationally.

Note 2 - Summary of significant accounting policies:

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents:
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable:

Trade receivables are stated at their face amount less an allowance for doubtful accounts of $14,000 and $-0- at March 31, 2007 and 2006, respectively. In the normal course of business, the Company extends unsecured credit to its customers.

Unbilled receivables:

Unbilled receivables represent services provided to customers that are not billed until the subsequent accounting period. At March 31, 2007 and 2006, unbilled receivables totaled $618,736 and $501,264, respectively.

Property and equipment:

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in earnings. Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are charged to operations.

Revenue recognition:
The Company recognizes revenue at the time the services are provided.

Advertising:
The Company expenses advertising costs as they are incurred. Advertising expense for the three months ended March 31, 2007 and 2006 was approximately $87,000 and $76,000, respectively

INFINITE CONFERENCING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (concluded):

Software:
The Company capitalizes software purchased for internal use at cost and provides for amortization primarily using the straight-line method over the estimated useful life of three years. Amortization expense for the three months ended March 31, 2007 and 2006 was $433 and $-0-, respectively.

Income taxes:
The Company is treated as a partnership for income tax purposes. Accordingly, no federal or state income taxes are payable by the Company. The amount of income or loss is allocable to the individual members who are responsible for any income tax obligation associated with the operations of the Company.

Note 3 - Risk concentrations:

Cash balances:
At March 31, 2007 and 2006 and at various times during the quarters, the Company maintained cash balances in banks in excess of FDIC insurable limits.

Sales concentration:
Sales to one customer comprised approximately 10% and 11% of the Company’s net sales for the three months ended March 31, 2007 and 2006. Accounts receivable from this customer at March 31, 2007 and 2006 totaled $70,040 and $57,944, respectively.

Vendor concentration:
Purchases from one vendor comprised approximately 90% of the Company’s net purchases for the three months ended March 31, 2007 and 2006. The Company has various alternative vendors with similar terms available as of March 31, 2007.

Note 4 - Other current assets:

Other current assets at March 31, 2007 and 2006 consist of the following:

	2007	2006
Prepaid expenses	$23,935	$14,045
Advances to employees	1,300	250
Deposits	13,000	13,000
Totals	$38,235	$27,295

INFINITE CONFERENCING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 5 - Other assets:

Other assets at March 31, 2007 and 2006 consist of the following:

	2007	2006
Computer software, less accumulated amortization of $1,299 in 2007 and $0 in 2006.	$3,896	$-
Deferred financing costs, less accumulated amortization of $750 in 2007 and $650 in 2006.	-	100
Totals	$3,896	$100

Note 6 - Property and equipment:

Property and equipment at March 31, 2007 and 2006 consists of the following:

	2007	2006
Office equipment	$46,067	$43,929
Computer equipment	671,165	648,842
	717,232	692,771
Less accumulated depreciation	342,497	213,882
Totals	$374,735	$478,889

Depreciation expense was $32,382 and $32,078 for the three months ended March 31, 2007 and 2006, respectively.

Note 7 - Limited liability company:

Since the Company is a limited liability company, no member, manager, agent or employee shall be liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other member, director, manager, agent or employee of the Company, unless the individual has signed a specific personal guarantee. The duration of the Company is perpetual.

Note 8 - Members’ equity:

The total number of all classes of membership units that the Company has authority to issue is 2,125,000, consisting of two classes: (i) Class A shares; and (ii) Class B shares. The total number of membership units of each class that the Company has the authority to issue is 2,000,000 Class A shares and 125,000 Class B shares.

Membership units outstanding at March 31, 2007 and 2006 is as follows:

	2007	2006
Class A shares	2,000,000	2,000,000
Class B shares	90,000	85,000

INFINITE CONFERENCING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 8 - Members’ equity (concluded):

The respective rights, preferences and privileges of each class are defined in the Company’s operating agreement. The holders of Class A shares are entitled to voting rights as defined in the agreement.

The Company issues 20,000 Class B units to key employees in the form of compensation each year from 2004 through 2008. Each unit is valued at $1.00 per unit due to restrictions and a buy-back provision contained in the subscription agreement. The Company recorded compensation expense related to these units of $5,000 for the three months ended March 31, 2007 and 2006. As of March 31, 2007, 34,000 units remain unvested and these units will vest over the next two years.

Note 8 - Lease commitment:

The Company leases office space, equipment and a vehicle under non-cancelable operating leases expiring through 2009.

Future minimum payments are as follows:

Year
Ended
March 31,	Amount
2008	$51,670
2009	19,440
2010	6,480
$77,590

Rent expense aggregated $27,030 and $17,105 for the three months ended March 31, 2007 and 2006, respectively.

Note 9 - Merger agreement:

During March 2007, the Company entered into a “Merger Agreement” to sell substantially all of its membership interest in exchange for cash and securities.

Note 10- Related party transactions:

During the three months ended March 31, 2007, the Company purchased IT services from a related party in the amount of $13,339. Accounts payable to the related party was $-0- at March 31, 2007.

Accountants' Report on Supplementary Information

To the Members
Infinite Conferencing, LLC

Our reviews of the financial statements of Infinite Conferencing, LLC were made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America. The information included in the accompanying schedule of selling and general and administrative expenses are presented only for supplementary analysis purposes. Such information has not been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, but was compiled from information that is the representation of management without audit or review. Accordingly, we do not express an opinion or any other form of assurance on the supplementary information.

/s/ Murphy, Miller & Baglieri, LLP

Glen Rock, New Jersey
July 10, 2007

INFINITE CONFERENCING, LLC

SELLING AND GENERAL AND ADMINISTRATIVE EXPENSES
THREE MONTHS ENDED MARCH 31, 2007

	2007	2006
Selling expenses:
Web advertising	$67,276	$68,768
Marketing	8,079	6,767
Sales promotions	11,974	-
Bad debt expense	475	586
Print advertising	-	51
Total selling expenses	$87,804	$76,172

General and administrative expenses:
Wages	$359,637	$204,302
Payroll taxes	36,515	94,331
Administrative services	331	21,737
Rent	19,500	13,000
Depreciation and amortization	32,815	32,078
Employee benefits	22,665	27,077
Commissions	14,165	12,079
Consulting services	52,942	130
Recruiting	2,305	946
Office expense	7,706	4,574
Telephone	2,934	3,965
Office equipment	3,548	12,619
Software	4,886	11,336
Travel and entertainment	4,207	6,085
Training	3,553	5,928
Postage	2,442	1,552
Utilities	2,020	1,217
Insurance	2,290	934
Professional fees	5,939	30
Internet	8,477	665
Dues and subscriptions	240	969
Repairs and maintenance	1,335	600
Miscellaneous	288	69
Licenses	4,850	4,050
Printing	307	-
Bank charges	332	156
Total general and administrative expenses	$596,229	$460,429

See Accountants’ Report on Supplementary Information.